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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           ---------------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                WELLCHOICE, INC.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


                Delaware                                   71-0901607
------------------------------------------              ------------------------
  (State of Incorporation or Organization)                (I.R.S. Employer
                                                         Identification no.)

              11 West 42nd Street
              New York, New York                               10036
------------------------------------------              ------------------------
  (Address of Principal Executive Offices)                   (Zip Code)


If this form relates to the registration of a          If this form relates to the registration of a
class of securities pursuant to Section 12(b) of       class of securities pursuant to Section 12(g) of
the Exchange Act and is effective upon filing          the Exchange Act and is effective upon filing
pursuant to General Instruction A.(c), please          pursuant to General Instruction A.(d), please
check the following box.  [X]                          check the following box.  [_]
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Securities Act registration statement file number to which this form relates: 333-99051
        ---------------
        (if applicable)

        Securities to be registered pursuant to Section 12(b) of the Act:

      Title of Each Class                       Name of Each Exchange on Which
      to be so Registered                         Each class is to be Registered
      -------------------                         ------------------------------

 Common Stock, $0.01 par value                       New York Stock Exchange

        Securities to be registered pursuant to Section 12(g) of the Act:

                                      None

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Item 1.    Description of Registrant's Securities to be Registered

           The class of securities to be registered hereby is the common stock, $0.01 par value per share (the "Common Stock") of WellChoice, Inc.

           For a description of the Common Stock, reference is made to the information set forth under the heading "Description of Capital Stock" in the prospectus which forms a part of WellChoice, Inc.'s Registration Statement on Form S-1 (Registration No. 333-99051), filed with the Securities and Exchange
Commission on August 30, 2002, as amended by any amendments to such Registration
Statement, and by any prospectus subsequently filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which description is incorporated herein by reference.

Item 2.    Exhibits

None

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                                    SIGNATURE

           Pursuant to the requirements of Section 12 of the Securities Exchange
Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:    October 21, 2002

                               WELLCHOICE, INC.

                               By:   /s/ Michael A. Stocker
                                     -------------------------------------------
                                     Name: Michael A. Stocker, M.D.
                                     Title:  Chief Executive Officer



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